SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 22, 2000
Commission File No.:    33-9472-D


                         E'PRIME AEROSPACE CORPORATION
             (Exact name of registrant as specified in its charter)


        Colorado                                       59-2802081
(State of Incorporation)                    (IRS Employer Identification No.)

                 320 Indian River Avenue, Titusville, FL  32796
                    (Address of principal executive offices)

                                 407-269-0900
              (Registrant's telephone number, including area code)

                                     N/A
          (Former name or former address, if changed since last report.)


Item 5. Other Events

E'Prime has settled its indebtedness to Coleman Research Corporation with the issuance of 11,000,000 shares of common stock. The shares were not registered. The indebtedness had been assigned to Aerovest, Inc., a Florida corporation. The indebtedness was shown in our financial statements as a note payable in the principal amount of $500,000. The note accrued interest at the rate of ten percent (10%) from its issuance date of November 23, 1988. The issuance settled a lawsuit filed by Aerovest, Inc., to collect the note in the Circuit Court, Brevard County, Case Number 97-8758-CA-N/X.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                         E' PRIME AEROSPACE CORPORATION

/s/Betty Davis
By: Betty Davis, Treasurer     Date: September 8, 2000